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                                                                    Exhibit 99.1

                         Roberts Realty Investors, Inc.
                          8010 Roswell Road, Suite 120
                             Atlanta, Georgia 30350

                                 March 29, 2002


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

         Arthur Andersen LLP ("Andersen") has represented to Roberts Realty Investors, Inc. that its audit of the financial statements contained in Roberts Realty's Annual Report on Form 10-K for the year ended December 31, 2001 was subject to Andersen's quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards and that there was appropriate continuity of Andersen personnel working on the audit and availability of national office consultation.


                                    Roberts Realty Investors, Inc.


                                    By: /s/ Charles R. Elliott
                                        --------------------------
                                    Name: Charles R. Elliott
                                    Title: Chief Financial Officer